Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Robert J. Olivieri, the undersigned’s true and lawful attorney-in-fact to:

(I)	execute for and on behalf of the undersigned, in the undersigned’s capacity as a shareholder, officer and/or director of Rand Logistics, Inc. (the “Company”), (i) Forms 3, 4, and 5 (including any amendments thereto) which may be required to be filed with the United States Securities and Exchange Commission (the “SEC”) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder (the “Exchange Act”), (ii) Schedules 13G and 13D (including any amendments thereto) which may be required to be filed with the SEC in accordance with Sections 13(d) and 13(g) of the Exchange Act and (iii) any other forms or reports that the undersigned may be required to file with the SEC in connection with his ownership, acquisition or disposition of securities of the Company.

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Schedules 13G or 13D, or any amendments to any of the foregoing, and timely file such form with the SEC and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Photographic copies of this Power of Attorney shall have the same force and effect as the original.

This power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13G or 13D with respect to the undersigned’s beneficial ownership of and transactions in securities issued by the Company, unless earlier revoked by the undersigned (a) automatically upon the undersigned’s death, (b) automatically upon the foregoing attorney-in-fact being notified in writing of the undersigned's disability, (iii) upon a signed written revocation delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5 day of July, 2017.

/s/ Brent D. Baird
Signature
Brent D. Baird